SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Alpine Total Dynamic Dividend Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 26, 2018, representatives of Saba Capital Management, L.P. (“Saba”) gave a presentation to representatives of Institutional Shareholder Services Inc. regarding Alpine Total Dynamic Dividend Fund (the “ISS Presentation). A copy of the ISS Presentation is filed herewith as Exhibit 1.

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Exhibit 1

Alpine Tot

Alpine Total Dynamic Dividend Fund (AOD) A PRESENTATION TO INSTITUIONAL SHAREHOLDER SERVICES INC. February 26, 2018

PAGE 2 Saba Capital Strictly Private and Confidential Background • Saba Capital Management owns approximately 9 % of the outstanding shares of the Fund. • We are the Fund’s largest shareholder. • We are challenging the Board’s sale of the advisory agreement until long suffering shareholders are allowed an exit of NAV. • Shareholders are counting on ISS to provide them better with guidance then is being given to them by the fund’s board which is chaired by Samuel Lieber who is conflicted in his recommendation to investors. • Samuel Lieber is the beneficiary of cash proceeds if this advisory agreement vote is to pass, yet has not offered a single consideration to shareholders. How is this fair? • It is Saba’s expectation this fund would continue to trade at a substantial discount to NAV under the management of Aberdeen. All of Aberdeen's US listed CEFs trade at discounts to NAV, some as large as 12%. Source: DEF14A 01/04/2018, Bloomberg

PAGE 3 Saba Capital Strictly Private and Confidential Alpine Woods in Summary • Alpine Woods has generated ~$212mln in fees and expenses. • Provided a negative total return (including all dividends, interest and distributions) to investors despite a historic equity bull market. • Attempted to cash out and leave their investors empty handed and themselves richer. Source: AOD N - CSR 2007 - 2017, Bloomberg

PAGE 4 Saba Capital Strictly Private and Confidential Performance AOD has generated a negative total return for it’s initial investors, this is shocking when compared to the performance of their two stated benchmarks. Source: Bloomberg

PAGE 5 Saba Capital Strictly Private and Confidential Continuing Distribution Cuts AOD continually decreased the distribution paid to its investors, driving their fund from a large premium to a large discount to NAV Source: Bloomberg

PAGE 6 Saba Capital Strictly Private and Confidential Discount to NAV AOD has traded at a substantial discount since it has changed its dividend policy in 2010. Source: Bloomberg

PAGE 7 Saba Capital Strictly Private and Confidential Fees and Expenses Alpine Woods Capital has taken out a tremendous amount of fees from AOD over the eleven years this has amounted to ~212 million dollars. Year Fees and Expenses 2017 12,155,908.00 2016 11,003,523.00 2015 12,605,136.00 2014 12,307,537.00 2013 12,241,858.00 2012 13,574,600.00 2011 18,006,200.00 2010 20,970,379.00 2009 20,442,192.00 2008 41,127,037.00 2007 37,287,536.00 Total 211,721,906.00 Source: AOD N - CSR 2007 - 2017

PAGE 8 Saba Capital Strictly Private and Confidential Recommendation • It is the position of Saba Capital that shareholders should be given the opportunity to exit this position at NAV before this advisory agreement transfer is passed. • This would involve a tender for all shares outstanding, giving every investor the right to sell their shares at NAV should they chose. • Investors have substantial options to reinvest in better performing equity closed - end funds, ETFs or mutual funds. • Only then should Alpine Woods be allowed to transfer the advisory agreement.

al Dynamic Dividend Fund (AOD) A PRESENTATION TO INSTITUIONAL SHAREHOLDER SERVICES INC. February 26, 2018

PAGE 2 Saba Capital Strictly Private and Confidential Background • Saba Capital Management owns approximately 9 % of the outstanding shares of the Fund. • We are the Fund’s largest shareholder. • We are challenging the Board’s sale of the advisory agreement until long suffering shareholders are allowed an exit of NAV. • Shareholders are counting on ISS to provide them better with guidance then is being given to them by the fund’s board which is chaired by Samuel Lieber who is conflicted in his recommendation to investors. • Samuel Lieber is the beneficiary of cash proceeds if this advisory agreement vote is to pass, yet has not offered a single consideration to shareholders. How is this fair? • It is Saba’s expectation this fund would continue to trade at a substantial discount to NAV under the management of Aberdeen. All of Aberdeen's US listed CEFs trade at discounts to NAV, some as large as 12%. Source: DEF14A 01/04/2018, Bloomberg

PAGE 3 Saba Capital Strictly Private and Confidential Alpine Woods in Summary • Alpine Woods has generated ~$212mln in fees and expenses. • Provided a negative total return (including all dividends, interest and distributions) to investors despite a historic equity bull market. • Attempted to cash out and leave their investors empty handed and themselves richer. Source: AOD N - CSR 2007 - 2017, Bloomberg

PAGE 4 Saba Capital Strictly Private and Confidential Performance AOD has generated a negative total return for it’s initial investors, this is shocking when compared to the performance of their two stated benchmarks. Source: Bloomberg

PAGE 5 Saba Capital Strictly Private and Confidential Continuing Distribution Cuts AOD continually decreased the distribution paid to its investors, driving their fund from a large premium to a large discount to NAV Source: Bloomberg

PAGE 6 Saba Capital Strictly Private and Confidential Discount to NAV AOD has traded at a substantial discount since it has changed its dividend policy in 2010. Source: Bloomberg

PAGE 7 Saba Capital Strictly Private and Confidential Fees and Expenses Alpine Woods Capital has taken out a tremendous amount of fees from AOD over the eleven years this has amounted to ~212 million dollars. Year Fees and Expenses 2017 12,155,908.00 2016 11,003,523.00 2015 12,605,136.00 2014 12,307,537.00 2013 12,241,858.00 2012 13,574,600.00 2011 18,006,200.00 2010 20,970,379.00 2009 20,442,192.00 2008 41,127,037.00 2007 37,287,536.00 Total 211,721,906.00 Source: AOD N - CSR 2007 - 2017

PAGE 8 Saba Capital Strictly Private and Confidential Recommendation • It is the position of Saba Capital that shareholders should be given the opportunity to exit this position at NAV before this advisory agreement transfer is passed. • This would involve a tender for all shares outstanding, giving every investor the right to sell their shares at NAV should they chose. • Investors have substantial options to reinvest in better performing equity closed - end funds, ETFs or mutual funds. • Only then should Alpine Woods be allowed to transfer the advisory agreement.